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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):
                                 March 16, 2006

                         CENTRA FINANCIAL HOLDINGS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

 West Virginia                     000-49699                     55-0770610
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(State or other            (Commission File Number)           (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)

       Registrant's telephone number, including area code: (304) 598-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy thefiling obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))


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Section 1 - Registrant's Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement


On March 9, 2006, Centra began entering into Stock Purchase Agreements to acquire shares of common stock of Smithfield State Bank of Smithfield, Pa. ("Smithfield") from various individual shareholders at a price of $40 per share. The agreements are subject to a variety of conditions, including receipt of all regulatory approvals. As a result of entering into these agreements, Centra may acquire approximately 53.58% of the outstanding shares of Smithfield for an estimated cost of $15.4 million. The terms and conditions of these agreements are set forth in Exhibit A attached hereto and by this reference incorporated herein.


Section 9 - Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits

(d)      Exhibits

         Form of Stock Purchase Agreement by and between shareholder and Centra Financial Holdings, Inc.


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                                   Signatures

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 16, 2006                              Centra Financial Holdings, Inc.


                                            By  /s/ Douglas J. Leech
                                                ---------------------------
                                                Douglas J. Leech, President and
                                                Chief Executive Officer